UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2018
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TRI Pointe Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-35796	61-1763235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 438-1400
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of TRI Pointe Group, Inc. (the “Company”) was held on April 27, 2018 (the “Annual Meeting”). A total of 141,031,092 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing more than 93% of the Company’s shares outstanding as of the February 26, 2018 record date. The matters submitted for a stockholder vote and the related results are set forth below.

Proposal No. 1 - Election of six nominees to serve as directors:

Director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Douglas F. Bauer	136,495,905	257,667	18,027	4,259,493
Lawrence B. Burrows	135,816,266	937,306	18,027	4,259,493
Daniel S. Fulton	136,496,950	256,622	18,027	4,259,493
Steven J. Gilbert	119,707,980	17,045,592	18,027	4,259,493
Constance B. Moore	136,514,028	240,182	17,388	4,259,494
Thomas B. Rogers	135,968,810	784,861	17,927	4,259,494

	Votes For	Votes Against	Votes Abstained
Proposal No. 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.	140,215,238	799,556	16,298

Based on the foregoing votes, all six nominees were elected and Proposal No. 2 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 30, 2018

TRI Pointe Group, Inc.

By:	/s/ David C. Lee
David C. Lee Vice President, General Counsel and Secretary